9
                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                   Date of Report:  April 18, 1996


                        BELLSOUTH CORPORATION
       (Exact name of registrant as specified in its charter)


          Georgia                 1-8607        58-1533433
        (State or other         (Commission     (IRS Employer
        jurisdiction of         File Number)    Identification
         incorporation)                                No.)


      1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
      (Address of principal executive offices)       (Zip Code)


  Registrant's telephone number, including area code(404) 249-2000
Item 5.  Other Events

With marketing programs driving a 4.8% increase in access lines, and growth in cellular continuing worldwide, BellSouth Corporation reported earnings per share (EPS) of 98 cents in the first quarter of 1996.

Net income, including a $344 million gain ($.35 per share) on the previously-announced sale of its paging business, was $970 million. Excluding the paging sale, net income increased 14.4 percent compared with the same three months a year ago, and EPS went up 14.5 percent. (Per share results reflect a 2-for-1 stock split effective in fourth quarter 1995.)

Other highlights of BellSouth's first quarter:

     o The company added more than 100,000 access lines per month. The first quarter increase of 359,000 was more than the year-old record of 295,000 set in the same quarter of 1995;

     o Business access lines increased at an annual rate of 7.9 percent;

     o Consumer promotions drove an increase of 82,000 additional residential lines, which were up 22.9 percent from the same quarter a year ago;

     o  BellSouth's domestic cellular customers topped 3 million;

     o  International cellular customers grew more than 100 percent;

     o BellSouth further increased market penetration of its vertical services. MemoryCallr service voice mailboxes increased at an annual rate of 23 percent. Caller ID features jumped 106 percent. Total vertical services revenue increased 21 percent to more than $220 million.

BellSouth's total revenues of $4.5 billion in the three months ended March 31, 1996 increased 5.6 percent compared with the first quarter of 1995. Total operating expenses increased 4.8 percent, while cash operating expenses in BellSouth's telephone operations were up 2.2 percent. When last year's paging results are excluded, quarterly revenues were up 7.7 percent, and total cash operating expenses increased 6.4 percent.

BellSouth markets additional lines to customers who want convenient access to the Internet, telecommuting options, home office phones, in-home fax machines and children's numbers. Overall, BellSouth's total access lines grew at an annual rate of 4.8 percent, compared with 4.6 percent in the first quarter of 1995.

Domestic mobile phone customers totaled 3,046,000 at March 31, up 31 percent from a year earlier. International customers reached
855,000, more than doubling in the past year.

Based on BellSouth's first quarter earnings, which show strength across all facets of its business, BellSouth now believes that normalized earnings growth could be in the low double digits for 1996. The ability of BellSouth to achieve the results forecast in such forward-looking statement is conditional on the materialization of a number of assumptions, including, without limitation: (1) strong economic growth and demand for wireline and wireless communications services continues in BellSouth's service territories; (2) BellSouth Telecommunications, Inc. is successful in furthering its cost reduction efforts; (3) any slowdown in the economy in the Atlanta metropolitan area following the Summer Olympics is brief, with recovery and growth resuming in the fourth quarter of 1996; and (4) substantial local service competition in BellSouth's service territories does not emerge during the remainder of 1996.
    PRELIMINARY

    April 18, 1996

                        BELLSOUTH CORPORATION
                  CONSOLIDATED STATEMENTS OF INCOME
               (In Millions, Except Per Share Amounts)
                             (Unaudited)


                                 For the Three
                                 Months Ended
                                   March 31,
                                1996      1995

    Operating Revenues:
    Network and related
      services
    Local service             $ 1,930   $ 1,769
    Interstate access             909       795
    Intrastate access             218       226
    Toll                          207       281
    Wireless communications       625       600
    Directory advertising
      and publishing              318       353
    Other services                334       275
    Total Operating Revenues    4,541     4,299

    Operating Expenses:
    Cost of services and
      products                  1,468     1,503
    Depreciation and
      amortization                903       835
    Selling, general and
      administrative              987       866
    Total Operating Expenses    3,358     3,204

    Operating Income            1,183     1,095

    Interest Expense              180       174
    Gain on Sale of Paging
      Business                    442        --
    Other Income (Expense),
     net                           36       (11)

    Income Before Income
     Taxes                      1,481       910
    Provision for Income
     Taxes                        511       363

    Net Income                $   970   $   547

    Weighted Average Common
     Shares Outstanding           994       993
    Dividends Declared Per
     Common Share             $   .36   $  .345
    Earnings Per Share        $   .98   $  .55

    PRELIMINARY

    April 18, 1996
                        BELLSOUTH CORPORATION
                     CONSOLIDATED BALANCE SHEETS
               (In Millions, Except Per Share Amounts)

                                     March 31,   December 31,
                                        1996         1995
                                    (Unaudited)
                ASSETS
    Current Assets:
     Cash and cash equivalents      $    988     $  1,711
     Temporary cash investments            57           71
    Accounts receivable, net of
      allowance for uncollectibles
      of $161 and $171                 3,629        3,772
     Material and supplies                450          430
     Other current assets                 472          521
                                       5,596        6,505
    Investments and Advances            2,529        2,418
    Property, Plant and Equipment:
     Property, Plant and Equipment     47,389       46,869
     Accumulated Depreciation          26,359       25,777
                                       21,030       21,092
    Intangible Assets, net              1,304        1,527
    Deferred Charges and Other
     Assets                              410          338
    Total Assets                     $ 30,869     $ 31,880

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current Liabilities:
     Debt maturing within one year   $  1,588     $  2,951
     Accounts payable                   1,239        1,724
     Other current liabilities          2,909        2,715
                                       5,736        7,390
    Long-Term Debt                      7,904        7,924
    Deferred Credits and Other
     Liabilities:
     Accumulated deferred income
      taxes                            1,698        1,650
     Unamortized investment tax
      credits                            336          355
     Other liabilities and
      deferred credits                 2,699        2,736
                                       4,733        4,741
    Shareholders' Equity:
     Common stock, $1 par value        1,008        1,007
     Paid-in capital                    7,646        7,619
     Retained earnings                  4,713        4,099
     Shares held in trust                (374)        (374)
     Guarantee of ESOP debt              (497)        (526)
                                      12,496       11,825
    Total Liabilities and
     Shareholders' Equity           $ 30,869     $ 31,880
                               PRELIMINARY


                             April 18, 1996


                   BELLSOUTH FINANCIAL HIGHLIGHTS
                            SELECTED DATA
                             (UNAUDITED)

                                     Three Months  Three Months
                                        Ended          Ended
                                      March 31,      March 31,
                                         1996          1995

    Weighted average common shares
     outstanding (millions)                994           993

    Earnings per share                  $  .98(a)     $  .55

    Dividends per share                 $  .36        $ .345

    Return to average common
     equity (annualized)                  31.6%         15.1%

    Return to average total
     capital(annualized)                  19.4%         11.4%

    Property additions (millions)       $  902        $  858



                                          At March 31,
                                        1996       1995

    Common shares outstanding
     (millions)                          994        993

    Debt ratio                          43.0%      38.6%

    Total employees                    85,905     91,660



    (a) Includes after-tax gain of $.35 per share from sale of paging business.
    PRELIMINARY

    April 18, 1996

                 BELLSOUTH TELECOMMUNICATIONS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
                            (In Millions)
                             (Unaudited)

                                 For the Three
                                 Months Ended
                                   March 31,
                                1996       1995

    Operating Revenues:
    Network and related
      services
    Local service             $ 1,930   $ 1,769
    Interstate access             909       795
    Intrastate access             218       226
    Toll                          207       281
    Other                         391       490
 Total Operating Revenues       3,655     3,561

    Operating Expenses:
    Cost of services and
      products                  1,260     1,288
    Depreciation and
      amortization                798       746
    Selling, general and
      administrative              604       536
 Total Operating Expenses       2,662     2,570

    Operating Income              993       991

    Interest Expense              139       140
    Other Income, net              11         5

    Income Before Income
     Taxes                        865       856
    Provision for Income
     Taxes                        326       323

    Net Income                $   539   $   533

                               PRELIMINARY

                             April 18, 1996

          BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
                            SELECTED DATA
                             (UNAUDITED)




                                       Three Months   Three Months
                                           Ended          Ended
                                         March 31,      March 31,
                                           1996           1995

       Property additions (millions)       $ 738          $ 694

       Access minutes of use
        (millions):
       Interstate                          16,660         15,131

       Intrastate                           5,118          4,529

       IntraLATA toll messages                281            370
        (millions)



                                               At March 31,
                                           1996            1995

       Debt ratio                           49.5%          40.2%

       Telephone employees                 68,425         73,564

       Network access lines in
        service (thousands)                21,492         20,515





                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By: /s/RONALD M. DYKES
    Ronald M. Dykes
    Executive Vice President, Chief Financial Officer
     and Comptroller
    April 26, 1996